SECURITIES AND EXCHANGE COMMISSION

            Washington, D. C. 20549



                    FORM 8-K



                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

        SECURITIES EXCHANGE ACT OF 1934


Date of earliest event reported:  March 22, 1994




               FPL GROUP CAPITAL INC
(Exact name of registrant as specified in its charter)



          FLORIDA                  0-15607              59-2576416
(State or other jurisdiction  (Commission File Number)  (I.R.S. Employer
     of incorporation)                                  Identification No.)



                   700 Universe Boulevard
                  Juno Beach, Florida 33408
          (Address of principal executive office)
                        (Zip Code)



                 (407) 694-3509
(Registrant's telephone number, including area code)

ITEM 5.  Other Events

Attached hereto are:

      (1) Financial Statements of FPL Group, Inc. and its subsidiaries as they appeared in FPL Group, Inc.'s Annual Report on Form 10-K.

          (a) Consolidated Statements of Income for the Years Ended December 31, 1993, 1992 and 1991.

          (b) Consolidated Balance Sheets at December 31, 1993 and 1992.

          (c) Consolidated Statements of Cash Flows for the Years Ended December 31, 1993, 1992 and 1991.

          (d) Notes to Consolidated Financial Statements for the Years Ended December 31, 1993, 1992 and 1991.

          (e) Independent Auditors' Report.


ITEM 7.   Financial Statements and Exhibits

          (c) Exhibits

              23 - Independent Auditors' Consent.

                     FPL GROUP, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF INCOME
                (In thousands, except per share amounts)


                                                                             Years Ended December 31,
                                                                    1993               1992           1991

OPERATING REVENUES:
        Utility                                                 $ 5,224,299        $ 5,100,463     $ 5,158,766
        Non-utility                                                  91,995             92,864          90,670
         Total operating revenues                                 5,316,294          5,193,327       5,249,436

OPERATING EXPENSES:
        Utility operations:
         Fuel, purchased power and interchange                    1,758,298          1,829,908       1,932,637
         Other operations and maintenance of utility plant        1,251,284          1,203,474       1,276,244
         Cost reduction program and restructuring charges           138,000                  -          90,008
        Non-utility operations                                       70,256             74,195          69,469
        Depreciation and amortization                               598,389            554,237         518,068
        Taxes other than income taxes                               526,109            497,739         485,962
         Total operating expenses                                 4,342,336          4,159,553       4,372,388

OPERATING INCOME                                                    973,958          1,033,774         877,048

INTEREST EXPENSE AND OTHER (INCOME) DEDUCTIONS:
        Interest and preferred stock dividend requirements          409,760            410,152         411,079
        Allowance for funds used during construction                (66,238)           (57,782)        (34,044)
        Other - net                                                 (48,812)           (46,978)        (47,456)
         Interest expense and other - net                           294,710            305,392         329,579

INCOME FROM CONTINUING OPERATIONS
        BEFORE INCOME TAXES                                         679,248            728,382         547,469

INCOME TAXES:
        Current                                                     238,557            147,961         186,008
        Deferred                                                     11,942            113,472         (14,687)
         Total income taxes                                         250,499            261,433         171,321

INCOME FROM CONTINUING OPERATIONS                                   428,749            466,949         376,148

Loss on sale of discontinued operations, net
        of income tax benefits of $28,900                                 -                  -        (135,570)

NET INCOME $                                                        428,749        $   466,949     $   240,578

EARNINGS PER SHARE OF COMMON STOCK:
        Continuing operations                                      $   2.30           $   2.65         $  2.31
        Discontinued operations                                           -                  -         $ (0.83)
        Net income                                                 $   2.30           $   2.65         $  1.48
        Dividends per share of common stock                        $   2.47           $   2.43         $  2.39
        Average number of common shares outstanding                 186,777            176,458         163,101




The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                    FPL GROUP, INC. AND SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEETS
                                 ASSETS
                         (Thousands of dollars)



                                                                          December 31,
                                                                      1993            1992

PROPERTY, PLANT AND EQUIPMENT:
        Electric utility plant - at original cost, including
         nuclear fuel under capital lease                         $ 14,838,160     $ 13,534,791
        Construction work in progress                                  781,435        1,158,688
        Other property                                                 261,125          278,887
        Less accumulated depreciation and amortization               5,591,265        5,106,066
         Total property, plant and equipment - net                  10,289,455        9,866,300

INVESTMENTS:
        Utility special use funds                                      378,774          318,798
        Investments in partnerships and joint ventures                 368,724          296,593
        Investments in leveraged leases                                155,449          144,398
        Other                                                           82,045           62,952
         Total investments                                             984,992          822,741

CURRENT ASSETS:
        Cash and cash equivalents                                      152,014           78,156
        Marketable securities - at market value (cost of
         $169,607 and $75,441, respectively)                           171,988           75,437
        Receivables:
         Customers, net of allowance for uncollectible
           amounts of $13,946 and $14,990, respectively                444,815          413,574
         Other                                                          59,782          103,011
        Materials, supplies and fossil fuel stock - at average cost    329,599          382,080
        Recoverable storm costs                                         44,945           72,500
        Other                                                           48,214           58,418
         Total current assets                                        1,251,357        1,183,176

DEFERRED DEBITS AND OTHER ASSETS:
        Unamortized debt reacquisition costs of FPL                    302,561          175,320
        Deferred litigation items of FPL                               110,859          110,859
        Other                                                          138,788          147,909
         Total deferred debits and other assets                        552,208          434,088

TOTAL ASSETS                                                      $ 13,078,012     $ 12,306,305



The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                        FPL GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                         CAPITALIZATION AND LIABILITIES
                             (Thousands of dollars)



                                                                                December 31,
                                                                             1993          1992

CAPITALIZATION:
        Common shareholders' equity:
         Common Stock, $.01 par value, authorized - 300,000,000 shares;
           outstanding - 190,065,570 shares at December 31, 1993 and
           182,788,320 shares at December 31, 1992                       $     1,901  $     1,828
         Additional paid-in capital                                        3,589,994    3,312,903
         Unearned compensation                                              (321,121)    (336,355)
         Retained earnings                                                   829,833      857,613
           Total common shareholders' equity                               4,100,607    3,835,989

        Preferred stock of FPL:
         Without sinking fund requirements                                   451,250      421,250
         With sinking fund requirements                                       97,000      130,150
        Long-term debt                                                     3,748,983    3,960,096
           Total capitalization                                            8,397,840    8,347,485

CURRENT LIABILITIES:
        Commercial paper                                                     349,600            -
        Current maturities of long-term debt and preferred stock             279,680      164,004
        Accounts payable                                                     323,282      411,369
        Customers' deposits                                                  216,140      215,435
        Interest accrued                                                     109,206      123,735
        Income and other taxes                                                94,880       90,929
        Deferred clause revenues                                             130,786          175
        Other                                                                335,043      172,069
         Total current liabilities                                         1,838,617    1,177,716

DEFERRED CREDITS AND OTHER LIABILITIES:
        Accumulated deferred income taxes                                  1,512,067    1,718,388
        Deferred regulatory credit - income taxes                            216,546            -
        Unamortized investment tax credits                                   323,791      345,438
        Capital lease obligations                                            271,498      324,198
        Other                                                                517,653      393,080
         Total deferred credits and other liabilities                      2,841,555    2,781,104

COMMITMENTS AND CONTINGENCIES

TOTAL CAPITALIZATION AND LIABILITIES                                     $13,078,012  $12,306,305




The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                     FPL GROUP,  INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Thousands of Dollars)



                                                                          Years Ended December 31,
                                                                      1993          1992          1991

CASH FLOWS FROM OPERATING ACTIVITIES:
        Net income                                               $   428,749   $   466,949    $   240,578
        Adjustments to reconcile net income to net
         cash provided by operating activities:
           Depreciation and amortization                             598,389       554,237        518,068
           Increase (decrease) in deferred income
             taxes and related regulatory credit                      10,225       211,156        (31,414)
           (Increase) decrease in recoverable storm costs             12,184       (57,130)             -
           Deferrals under cost recovery clauses(1)                  138,949      (102,977)       120,772
           Increase (decrease) in accrued interest and taxes         (10,578)        5,948         15,481
           Loss from discontinued operations                               -             -        135,570
           Other                                                      89,058       (90,521)       194,466
             Net cash provided by operating activities             1,266,976       987,662      1,193,521

CASH FLOWS FROM INVESTING ACTIVITIES:
        Capital expenditures (2)                                  (1,247,661)   (1,390,930)    (1,343,931)
        Sale of Colonial Penn                                              -             -        128,380
        Net cash used by discontinued operations                           -             -        (49,827)
        Receipts from partnerships and leveraged leases               82,462        17,592         11,572
        Other                                                         34,365       (10,013)         1,427
         Net cash used in investing activities                    (1,130,834)   (1,383,351)    (1,252,379)

CASH FLOWS FROM FINANCING ACTIVITIES:
        Issuance of FPL bonds and other long-term debt             2,082,993       874,633        265,246
        Issuance of FPL Group Capital long-term debt                 125,889        25,000              -
        Issuance of preferred stock                                  190,000       125,000              -
        Retirement of long-term debt and preferred stock          (2,648,170)     (699,614)      (360,372)
        Issuance of common stock                                     276,287       422,626        318,341
        Dividends on common stock                                   (461,639)     (430,716)      (392,000)
        Sale of nuclear fuel                                               -             -        235,972
        Increase (decrease) in commercial paper                      349,600             -        (48,814)
        Other                                                         22,756       (13,295)        (3,468)
         Net cash provided (used) by financing activities            (62,284)      303,634         14,905

Net increase (decrease) in cash and cash equivalents                  73,858       (92,055)       (43,953)
Cash and cash equivalents at beginning of year                        78,156       170,211        214,164
Cash and cash equivalents at end of year                         $   152,014   $    78,156    $   170,211

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
        Cash paid for interest (net of amount capitalized)       $   350,845   $   316,826    $   341,668
        Cash paid for income taxes                               $   150,227   $   115,045    $   139,400

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
        Additions to capital lease obligations                   $   57,579    $    152,833   $   274,966


(1) Represents the effect on cash flows from operating activities of the net amounts deferred or recovered under the fuel and purchased power, oil-backout, energy conservation, capacity and environmental cost recovery clauses.
(2)     Excludes allowance for other funds used during construction.

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                      FPL GROUP, INC. AND SUBSIDIARIES
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               Years Ended December 31, 1993, 1992 and 1991


1.      Summary of Significant Accounting and Reporting Policies

Basis of Presentation - The consolidated financial statements include the accounts of FPL Group, Inc. (FPL Group) and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Certain amounts included in prior years' consolidated financial statements have been reclassified to conform to the current year's presentation.

Regulation - The principal operating company of FPL Group is Florida Power & Light Company (FPL), a utility subject to regulation by the Florida Public Service Commission (FPSC) and the Federal Energy Regulatory Commission
(FERC). As a result of such regulation, FPL follows the accounting practices set forth in Statement of Financial Accounting Standard (SFAS) No. 71, "Accounting for the Effects of Certain Types of Regulation."

Revenues and Rates - FPL's retail and wholesale utility rate schedules are approved by the FPSC and the FERC, respectively. FPL records the estimated amount of base revenues for energy delivered to customers but not billed. Such unbilled revenues are included in receivables - customers and amounted to approximately $112 million and $120 million at December 31, 1993 and 1992, respectively.

Revenues include amounts resulting from cost recovery clauses, which are designed to permit full recovery of certain costs and provide a return on certain assets utilized by these programs, and franchise fees. Such revenues represent a pass-through of costs and include substantially all fuel, purchased power and interchange expenses, conservation-related expenses, revenue taxes and franchise fees. Revenues from cost recovery clauses are recorded when billed; FPL achieves matching of costs and related revenues by deferring the net under or over recovery.

Electric Utility Plant, Depreciation and Amortization - The cost of additions to units of utility property is added to electric utility plant. The cost of units of property retired, less net salvage, is charged to accumulated depreciation. Maintenance and repairs of property as well as replacements and renewals of items determined to be less than units of property are charged to operating expenses - other operations and maintenance of utility plant.

Depreciation of utility property is provided primarily on a straight-line average remaining life basis. Depreciation studies are performed at least every four years for substantially all utility property. The weighted annual composite depreciation rate was approximately 3.9%, 3.5% and 3.8% for the years 1993, 1992 and 1991, respectively. These rates exclude decommissioning expense and certain accelerated depreciation under cost recovery clauses.
All depreciation methods and rates are approved by the FPSC.

Nuclear fuel costs, including a charge for spent nuclear fuel disposal, is accrued in fuel expense on a unit of production method.

Substantially all electric utility plant is subject to the lien of the Mortgage and Deed of Trust, as supplemented, securing FPL's first mortgage bonds.

Allowance for Funds Used During Construction (AFUDC) - FPL recognizes AFUDC as a noncash item which represents the allowed cost of capital used to finance a portion of FPL's construction work in progress. AFUDC is capitalized as an additional cost of utility plant and is recorded as an addition to income. The capitalization rate used in computing AFUDC was 8.67% from January 1993 through June 1993, 8.26% from July 1993 through December 1993, 8.61% in 1992 and 8.46% in 1991. FPL allocates total AFUDC between borrowed funds and other funds. The portion of AFUDC attributable to short and long-term borrowed funds amounted to $31 million, $27 million and $17 million for the years ended December 31, 1993, 1992 and 1991, respectively.

Nuclear Decommissioning - FPL accrues nuclear decommissioning costs over the expected service life of each plant. Nuclear decommissioning studies are performed at least every five years for FPL's four nuclear units. A provision for nuclear decommissioning of $38 million for each of the years 1993, 1992 and 1991 is included in depreciation expense. The accumulated provision for nuclear decommissioning totaled $445 million and $390 million at December 31, 1993 and 1992, respectively, and is included in accumulated depreciation.

Amounts equal to decommissioning expense are deposited in either qualified funds on a pretax basis or in a non-qualified fund on a net of tax basis. Fund earnings, net of taxes, are reinvested in the funds. Both fund earnings and the charge resulting from reinvestment of the earnings are included in other income - net. The related income tax effects are included in deferred taxes. The decommissioning reserve funds, the predominant component of the utility special use funds, may be used only for the payment of the cost of decommissioning FPL's nuclear units. Securities held in the funds consist primarily of tax-exempt obligations and are carried at cost. See Note 11.

The most recent decommissioning studies assume prompt dismantlement for the Turkey Point nuclear units commencing in the year 2005 and for St. Lucie Unit No. 2 commencing in 2021. St. Lucie Unit No. 1 will be mothballed in 2016 until St. Lucie Unit No. 2 is ready for dismantlement. FPL's portion of the cost of decommissioning these units, including dismantlement and reclamation, expressed in 1993 dollars, is currently estimated to aggregate $935 million.

Storm and Property Insurance Reserve Fund - The storm and property insurance reserve fund provides coverage toward storm damage costs and possible retrospective premium assessments stemming from a nuclear incident under the various insurance programs covering FPL's nuclear generating plants. The storm and property insurance reserve represents amounts accumulated to date net of expenditures for storm damages. The related income tax effects are included in accumulated deferred income taxes. Securities held in the fund consist primarily of tax-exempt obligations and are carried at cost. In 1992, $21 million of the storm fund was used for storm damage costs associated with Hurricane Andrew. See Note 11.

Investments in Partnerships and Joint Ventures - The majority of investments in partnerships and joint ventures are accounted for under the equity method. The cost method is used when FPL Group has virtually no ability to influence the operating or financial decisions of the investee.

Securities Transactions - Marketable securities are held by a consolidated limited partnership and are accounted for at market value. Partnership assets are managed by an independent investment advisor. Earnings on the investments are included in other - net in the consolidated statements of income.

Included in other current liabilities at December 31, 1993 are approximately $94 million of securities sold, but not yet purchased. These obligations are carried at their market value and create off-balance sheet market risk to the extent that the market value of the underlying securities (U.S. Treasury Notes) subsequently increases.

Cash Equivalents - Cash equivalents consist of short-term, highly liquid investments with original maturities of three months or less. The carrying amount of these investments approximates their market value.

Retirement of Long-Term Debt - The excess of FPL's reacquisition cost over the book value of long-term debt is deferred and amortized to expense ratably over the remaining life of the original issue, which is consistent with its treatment in the ratemaking process. FPL Group Capital Inc (FPL Group Capital) expenses this cost in the period incurred.

Rate Matters - Deferred litigation items of FPL at December 31, 1993 and 1992, represent costs approved by the FPSC for recovery over five years commencing with the effective date of new base rates to be established in the next general rate proceeding.

Income Taxes - Deferred income taxes are provided on all significant temporary differences between the financial statement and tax bases of assets and liabilities. Investment tax credits are used to reduce current federal income taxes and, in the case of FPL, are deferred and amortized to income over the approximate lives of the related property.

2.      Income Taxes

In 1993, FPL Group adopted SFAS No. 109, "Accounting for Income Taxes," which requires the use of the liability method in accounting for income taxes. Under the liability method, the tax effect of temporary differences between the financial statement and tax bases of assets and liabilities are reported as deferred taxes measured at current tax rates. At FPL, the principal effect of adopting SFAS No. 109 was the reclassification of the revenue equivalent of deferred taxes in excess of the amount required to be reported as a liability under SFAS No. 109 from accumulated deferred income taxes to a newly-established deferred regulatory credit - income taxes. This amount will be amortized over the estimated lives of the assets or liabilities which resulted in the initial recognition of the deferred tax amount. Adoption of this standard had no effect on results of operations. The net result of amortizing the deferred regulatory credit and the related deferred taxes established under SFAS No. 109 is to yield comparable amounts to those included in the tax provision under accounting rules applicable to prior periods.

The components of income taxes are as follows:


                                                          Years Ended December 31,
                                                        1993       1992       1991
                                                           (Thousands of Dollars)

Federal:
        Current. . . . . . . . . . . . . . . . . . .  $205,233   $124,417    $155,265
        Deferred:
         Loss on reacquired debt . . . . . . . . . .    41,606     10,117         691
         Cost reduction program/restructuring. . . .   (28,995)       191      (7,909)
         Depreciation and related items. . . . . . .    36,213    105,048     141,866
         Cost recovery clauses . . . . . . . . . . .   (45,873)    33,334     (39,045)
         Nuclear decommissioning reserve . . . . . .    (2,016)    (1,959)    (12,459)
         Alternative minimum tax credits . . . . . .    44,647    (31,302)    (32,168)
         Other . . . . . . . . . . . . . . . . . . .   (17,375)     4,464     (30,744)
        Deferred investment tax credits. . . . . . .      (503)    (2,817)       (634)
        Amortization of investment tax credits . . .   (21,491)   (20,715)    (37,373)
           Total federal . . . . . . . . . . . . . .   211,446    220,778     137,490
State:
        Current. . . . . . . . . . . . . . . . . . .    33,324     23,544      30,743
        Deferred:
         Loss on reacquired debt . . . . . . . . . .     6,992      1,358         209
         Cost reduction program/restructuring. . . .    (4,810)        33      (1,354)
         Depreciation and related items. . . . . . .     5,968     10,600      18,641
         Cost recovery clauses . . . . . . . . . . .    (7,645)     5,706      (6,684)
         Alternative minimum tax credits . . . . . .    12,385          -           -
         Other . . . . . . . . . . . . . . . . . . .    (7,161)      (586)     (7,724)
           Total state . . . . . . . . . . . . . . .    39,053     40,655      33,831
Total income taxes . . . . . . . . . . . . . . . . .  $250,499   $261,433    $171,321

A reconciliation between income tax expense and the expected income tax expense at the applicable statutory rates is as follows:


                                                             Years Ended December 31,
                                                          1993        1992        1991
                                                              (Thousands of Dollars)

Computed at statutory federal income tax rate. . . .    $237,737    $247,650    $186,139
Increases (reductions) resulting from:
        State income taxes - net of federal
         income tax benefit. . . . . . . . . . . . .      24,530      26,832      22,328
        Amortization of investment tax credits . . .     (21,491)    (20,714)    (45,624)
        Preferred dividend requirements of FPL . . .      14,932      14,926      14,027
        Other - net. . . . . . . . . . . . . . . . .      (5,209)     (7,261)     (5,549)
Total income taxes . . . . . . . . . . . . . . . . .    $250,499    $261,433    $171,321


The income tax effects of discontinued operations in 1991 differ from the effects computed at statutory rates primarily due to FPL Group's assessment of loss disallowance rules and limitations on the ability to utilize capital loss benefits. FPL Group plans to challenge the loss disallowance rules. Based on the uncertainties associated with the ultimate outcome of this challenge and recognition of offsetting capital gains, a valuation allowance was recorded to fully offset the effect of establishing a deferred tax asset of approximately $170 million under SFAS No. 109 for the tax benefits of the capital loss carryforward.

The income tax effects of temporary differences giving rise to FPL Group's consolidated deferred income tax assets and liabilities after adoption of SFAS No. 109 are as follows:


                                                         December 31, 1993   January 1, 1993
                                                                 (Thousands of Dollars)

Deferred tax liabilities:
       Property related. . . . . . . . . . . . . . . . .     $1,677,926        $1,644,200
       Leveraged leases. . . . . . . . . . . . . . . . .        167,467           159,300
       Partnerships and joint ventures . . . . . . . . .        166,376           153,800
       Unamortized debt reacquisition costs. . . . . . .        116,556            65,900
       Other . . . . . . . . . . . . . . . . . . . . . .         75,666            57,400
         Total deferred tax liabilities. . . . . . . . .      2,203,991         2,080,600
Deferred tax assets and valuation allowance:
       Asset writedowns and capital loss carryforward. .        236,865           216,100
       Unamortized investment tax credits. . . . . . . .        124,913           130,000
       Deferred regulatory credit - income taxes . . . .         83,524           110,100
       Storm and decommissioning reserves. . . . . . . .        133,754           119,100
       Alternative minimum tax credits . . . . . . . . .        106,422            88,300
       Other . . . . . . . . . . . . . . . . . . . . . .        193,534           177,400
       Valuation allowance . . . . . . . . . . . . . . .       (187,088)         (182,900)
         Net deferred tax assets . . . . . . . . . . . .        691,924           658,100
Accumulated deferred income taxes. . . . . . . . . . . .     $1,512,067        $1,422,500


3.     Employee Retirement Benefits

Pension Benefits - Substantially all employees of FPL Group and its subsidiaries are covered by a noncontributory defined benefit pension plan. Plan benefits are generally based on employees' years of service and compensation during the last years of employment. Participants are vested after five years of service. Plan assets consist primarily of bonds, common stocks and short-term investments.

For 1993, 1992 and 1991 the components of pension cost, a portion of which has been capitalized, are as follows:


                                                                               Years  Ended December 31,
                                                                           1993         1992          1991
                                                                                 (Thousands of Dollars)

Benefits earned during the year. . . . . . . . . . . . . . . . . . .    $  36,105     $ 39,624     $  37,153
Interest cost on projected benefit obligation. . . . . . . . . . . .       78,797       62,518        60,753
Actual return on plan assets . . . . . . . . . . . . . . . . . . . .     (236,565)     (76,755)     (253,447)
Net amortization and deferral. . . . . . . . . . . . . . . . . . . .      106,894      (30,592)      150,149
Negative pension cost. . . . . . . . . . . . . . . . . . . . . . . .      (14,769)      (5,205)       (5,392)
Effect of cost reduction program (see Note 4). . . . . . . . . . . .       34,463            -             -
FPL regulatory adjustment. . . . . . . . . . . . . . . . . . . . . .            -        5,221         5,722
Pension cost recognized in the Consolidated Statements of Income . .    $  19,694     $     16     $     330


Prior to 1993, an adjustment was made to reflect in the results of operations FPL's pension cost calculated under the actuarial cost method used for utility ratemaking purposes. In 1993, FPL adopted consistent pension measurements for ratemaking and financial reporting. The accumulated regulatory adjustment is being amortized to income over five years. At December 31, 1993 and 1992, the cumulative amount of this regulatory adjustment included in other liabilities was approximately $16 million and $20 million, respectively.

During 1992, the method used for valuing plan assets in the calculation of pension cost was changed from fair value to a calculated market-related value. The new method was adopted to reduce the volatility in annual pension expense that results from short-term fluctuations in the securities markets. The cumulative effect of the change was to reduce prepaid pension costs and the related accumulated regulatory adjustment by approximately $37 million, with no effect on earnings.

During 1993, the effect of a prior plan amendment that changed the manner in which benefits accrue was recognized and included as part of prior service cost to be amortized over the remaining service life of the employees.

FPL Group funds the pension cost calculated under the entry age normal level percentage of pay actuarial cost method, provided that this amount satisfies the Employee Retirement Income Security Act minimum funding standards and is not greater than the maximum tax deductible amount for the year. No contributions to the plan were required for 1993, 1992 or 1991.

A reconciliation of the funded status of the plan to the amounts recognized in the Consolidated Balance Sheets is presented below:


                                                                              December 31,
                                                                         1993              1992
                                                                         (Thousands of Dollars)

Fair market value of plan assets . . . . . . . . . . . . . . . . .  $ 1,662,051        $1,549,294
Actuarial present value of benefits for services rendered to date:
   Accumulated benefits based on salaries to date, including
      vested benefits of  $689.2 million and $870.6 million for
      1993 and 1992, respectively. . . . . . . . . . . . . . . . .      740,959           883,487
   Additional benefits based on estimated future salary levels . .      325,582           235,908
Projected benefit obligation . . . . . . . . . . . . . . . . . . .    1,066,541         1,119,395
Plan assets in excess of projected benefit obligation. . . . . . .      595,510           429,899
Prior service costs not recognized in net periodic pension cost. .      212,908            79,584
Unrecognized net asset at January 1, 1986, being amortized
   primarily over 19 years - net of accumulated amortization . . .     (256,914)         (280,270)
Unrecognized net gain. . . . . . . . . . . . . . . . . . . . . . .     (548,741)         (206,755)(1)
Prepaid pension cost . . . . . . . . . . . . . . . . . . . . . . .  $     2,763        $   22,458

(1) Includes $37 million effect of changing to calculated market-related method of valuing plan assets.

As of December 31, 1993 and 1992, the weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7.0% and 6.0%, respectively. The assumed rate of increase in future compensation levels at those respective dates was 5.5% and 6.0%. The expected long-term rate of return on plan assets used in determining pension cost was 7.75% for 1993 and 7.0% for 1992 and 1991.

Other Postretirement Benefits - FPL Group and its subsidiaries have defined benefit postretirement plans for health care and life insurance benefits that cover substantially all employees. Eligibility for health care benefits is based upon age plus years of service at retirement. The plans are contributory, and contain cost-sharing features such as deductibles and coinsurance. FPL Group has capped company contributions for postretirement health care at a defined level which, depending on actual claims experience, may be reached by the year 2000. Generally, life insurance benefits for retirees are capped at $50,000. FPL Group's policy is to fund postretirement benefits in amounts determined at the discretion of management. Benefit payments in 1993 and 1992 totaled $13 million and $12 million, respectively, and were paid out of existing plan assets.

In 1993, FPL Group adopted SFAS No. 106, "Employers' Accounting for
Postretirement Benefits Other than Pensions."   For the year ended December
31, 1993, the components of net periodic postretirement benefit cost, a portion of which has been capitalized, are as follows:


                                                                                          Year Ended
                                                                                       December 31,1993
                                                                                    (Thousands of Dollars)

Service cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $5,233
Interest cost. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        14,633
Return on plan assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (8,130)
Amortization of transition obligation. . . . . . . . . . . . . . . . . . . . . . .         4,064
Net periodic postretirement benefit cost . . . . . . . . . . . . . . . . . . . . .        15,800
Effect of cost reduction program (see Note 4). . . . . . . . . . . . . . . . . . .        29,008
Postretirement benefit cost recognized in the Consolidated Statement of Income . .    $   44,808

A reconciliation of the funded status of the plan to the amounts recognized in the Consolidated Balance Sheets is presented below:


                                                                            December 31, 1993
                                                                          (Thousands of Dollars)

Plan assets at fair value, primarily listed stocks and bonds . . . . . . . .      $109,372
Accumulated postretirement benefit obligation:
       Retirees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,788
       Fully eligible active plan participants . . . . . . . . . . . . . . .        68,823
       Other active plan participants. . . . . . . . . . . . . . . . . . . .       177,419
Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       253,030
Accumulated postretirement benefit obligation in excess of plan assets . . .      (143,658)
Unrecognized net transition obligation (amortized over 20 years) . . . . . .        66,217
Unrecognized net loss. . . . . . . . . . . . . . . . . . . . . . . . . . . .        32,633
Accrued postretirement benefit cost. . . . . . . . . . . . . . . . . . . . .      $ 44,808


The weighted-average annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) for 1993 is 10.5% for retirees under age 65 and 6.5% for retirees over age 65. These rates are assumed to decrease gradually to 6.0% by the year 2000, which is when it is anticipated that benefit costs will reach the defined level at which company contributions will be capped. The cap on FPL Group's contributions mitigates the potential significant increase in costs resulting from an increase in the health care cost trend rate. Increasing the assumed health care cost trend rate by one percentage point would increase the plan's accumulated postretirement benefit obligation as of December 31, 1993 by $8 million, and the aggregate of the service and interest cost components of net periodic postretirement benefit cost of the plan for 1993 by approximately $1 million.

The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.0% at December 31, 1993. The expected long-term rate of return on plan assets was 7.75% at December 31, 1993.

Postemployment Benefits - In 1993, FPL Group adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits," which requires a change from recognizing expenses when paid to recording the benefits as the liability is incurred. Implementation of this pronouncement did not have a material effect on FPL Group's results of operations.

4.     Cost Reduction Program and Restructuring Charge

In 1993, FPL implemented a major cost reduction program, which resulted in a $138 million charge and reduced net income by approximately $85 million. The program consisted primarily of a Voluntary Retirement Plan (VRP) and a Special Severance Plan (SSP). The VRP was offered to all employees who were at least 54 years of age and had at least 10 years of service. The plan, among other things, added five years to age and service for the determination of plan benefits to be received by eligible employees. Approximately 700 employees, or 75% of those eligible, elected to retire under this program. The impact on pension cost resulting from the two programs as determined under the provisions of SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," was approximately $34 million. The impact on postretirement benefits as determined under SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" was approximately $29 million. These amounts are included as part of the total charge of $138 million. See
Note 3.

In 1991, FPL recorded a $90 million restructuring charge in connection with a company-wide restructuring which reduced net income by $56 million. The charge included severance pay for departing employees, as well as relocation and facility modification expenditures.

5.     Businesses to be Discontinued

In 1990, FPL Group decided to sell or otherwise dispose of the real estate, cable television, environmental remediation and utility-related services businesses. In 1991, the environmental remediation and utility-related services businesses were sold with no significant impact on net income. During 1993, FPL Group sold or otherwise liquidated certain cable television and real estate assets, including cable television operating systems, interests in three cable television joint ventures and real estate rental properties. FPL Group's remaining developed real estate properties are under contract for sale. This pending sale, if closed, and the currently estimated result of disposing of the balance of FPL Group's cable television and real estate assets are not expected to have a significant adverse effect on net income.

6.     Discontinued Operations

In 1991, Colonial Penn Group, Inc. (Colonial Penn) was sold, resulting in a $135 million after-tax loss. The sale did not include Bay Loan and Investment Bank (Bay Loan), a former Colonial Penn subsidiary, which is winding down its operations and will be dissolved. The principal business of Bay Loan was investing in loans secured by real estate using funds provided from the issuance of insured certificates of deposit. Bay Loan ceased investing in new loans in 1990 and is in the process of effecting an orderly liquidation. The date when such liquidation will be completed cannot be predicted with certainty because it is dependent on the timing of loan prepayments and asset sales. FPL Group has no legal obligation and has no intention to contribute additional equity to Bay Loan. The investment in Bay Loan was written off in 1990; the orderly liquidation of its operations is not expected to have an adverse effect on FPL Group's future operating results.

Colonial Penn and Bay Loan have been accounted for as discontinued operations. Operating revenues of Bay Loan were $16.3 million and $21.4 million for 1993 and 1992, respectively. Combined operating revenues of Colonial Penn (through date of closing) and Bay Loan were $714.1 million for 1991. Bay Loan reported operating income of $5.1 million in 1993 and operating losses of $5.9 million and $8.5 million in 1992 and 1991, respectively. The losses incurred subsequent to the measurement date (date on which Bay Loan was initially classified as discontinued operations) had no effect on FPL Group's results of operations as such losses had been provided for in the loss on disposal of discontinued operations in 1991.

The remaining assets of Bay Loan consist primarily of loans secured by real estate and real estate owned as a result of foreclosures. Most of Bay Loan's loan customers and the real estate securing their loans are located in the northeast United States. The remaining liabilities of Bay Loan consist primarily of FDIC-insured certificates of deposit, which will be settled with funds generated from loan repayments and the sale of Bay Loan assets. Total assets and liabilities of Bay Loan at December 31, 1993 were $149.3 million and $129.7 million, respectively. Total assets and liabilities of Bay Loan at December 31, 1992 were $194.9 million and $180.4 million, respectively. The carrying amounts of assets and liabilities at December 31, 1993 and 1992, approximate the estimated fair values of the financial instruments of Bay Loan.

7.     Leases

In 1991, FPL expanded its nuclear fuel lease program to include all four of its nuclear units. In connection with this expansion, FPL sold to a non-affiliated lessor and leased back approximately $220 million of nuclear fuel held in reactors of these units, as well as nuclear fuel in various stages of enrichment. The fuel was sold at book value. Nuclear fuel payments, which are based on energy production and are charged to fuel expense, were $122 million, $120 million and $81 million for the years ended December 31, 1993, 1992 and 1991, respectively. Included in these payments was an interest component of $11 million, $13 million and $9 million in 1993, 1992 and 1991, respectively. Under certain circumstances of lease termination, FPL is required to purchase all nuclear fuel in whatever form at a purchase price designed to allow the lessor to recover its net investment cost in the fuel, which totaled $226 million at December 31, 1993. For ratemaking purposes, the leases encompassed within this lease arrangement are classified as operating leases. For financial reporting purposes, the capital lease obligation is recorded at the amount due in the event of lease termination.

In 1992, FPL entered into a noncancelable capital lease arrangement for an office building whose net book value at December 31, 1993 and 1992 was approximately $46 million and $48 million, respectively. The present value of future minimum lease payments at December 31, 1993 totaled $49 million. Future minimum annual lease payments under this lease arrangement, which expires in 2016, are estimated to be $4 million.

Excluding these leases, the amount of assets and capitalized lease obligations for other capital leases is not material.

FPL Group, through its subsidiaries, leases automotive, computer, office and other equipment through rental agreements with various terms and expiration dates. Rental expense totaled $33 million, $55 million and $51 million for 1993, 1992 and 1991, respectively. Minimum annual rental commitments for noncancelable operating leases are $22 million for 1994, $19 million for 1995, $13 million for 1996, $7 million for 1997, $6 million for 1998 and $15 million thereafter.

8.     Jointly-Owned Electric Utility Plant

FPL owns approximately 85% of the St. Lucie Nuclear Unit No. 2, 20% of the St. Johns River Power Park (SJRPP) units and coal terminal and a 49% undivided interest in Scherer Unit No. 4. FPL expects to purchase an additional 27% undivided ownership interest in Scherer Unit No. 4 in two stages through 1995. At December 31, 1993, FPL's investment in St. Lucie Unit No. 2 was $768 million, net of accumulated depreciation of $397 million; the investment in the SJRPP units and coal terminal was $221 million, net of accumulated depreciation of $110 million; the investment in Scherer Unit
No. 4 was $296 million, net of accumulated depreciation of $54 million.

FPL is responsible for its share of the operating costs, as well as providing its own financing. At December 31, 1993, there was no significant balance of construction work in progress on these facilities.

9.     Common Shareholders' Equity

The changes in common shareholders' equity accounts are as follows:


                                              Common Stock
                                                      Aggregate      Additional       Unearned     Retained
                                           Shares     Par Value    Paid-in Capital  Compensation   Earnings
                                                                   (In thousands)

Balances, December 31, 1990                161,065    $1,610       $2,566,844       $(360,000)     $ 952,707
Net income                                       -         -                -               -        240,578
Issuances of common stock                    9,691        98          318,905               -              -
Dividends on common stock                        -         -                -               -       (392,000)
Earned compensation and tax benefits
       on ESOP dividends                         -         -                -          13,785         10,956
Other                                            -         -              364               -              -
Balances, December 31, 1991                170,756     1,708        2,886,113        (346,215)       812,241
Net income                                       -         -                -               -        466,949
Issuances of common stock                   12,032       120          429,482          (5,683)             -
Dividends on common stock                        -         -                -               -       (430,716)
Earned compensation and tax benefits
       on ESOP dividends                         -         -                -          15,543          9,139
Other                                            -         -           (2,692)              -              -
Balances, December 31, 1992                182,788     1,828        3,312,903        (336,355)       857,613
Net income                                       -         -                -               -        428,749
Issuances of common stock                    7,277        73          278,123               -              -
Dividends on common stock                        -         -                -               -       (461,639)
Earned compensation and tax benefits
       on ESOP dividends                         -         -                -          15,234          5,110
Other                                            -         -           (1,032)              -              -
Balances, December 31, 1993                190,065    $1,901       $3,589,994       $(321,121)      $829,833


Common Stock Dividend Restrictions - FPL Group's Charter does not limit the dividends that may be paid on its common stock. As a practical matter, the ability of FPL Group to pay dividends on its common stock is dependent upon dividends paid to it by its subsidiaries, primarily FPL. FPL's charter and mortgage contain provisions that, under certain conditions, restrict the payment of dividends and other distributions to FPL Group. Given FPL's current financial condition and level of earnings, these restrictions do not currently limit FPL's ability to pay dividends to FPL Group.

Employee Stock Ownership Plan - The employee thrift plans of FPL Group and FPL include a leveraged Employee Stock Ownership Plan feature. Shares of common stock held by the Trust for the Thrift Plans (Trust) are used to provide all or a portion of the employers' matching contributions. In 1990, the Trust borrowed the funds from FPL Group Capital, at an interest rate of 9.69% to purchase the shares and is repaying the loan with dividends received on the shares along with cash contributions from the employers. Reducing stockholders' equity at December 31, 1993 is approximately $317 million of unearned compensation related to unallocated shares of common stock held by the Trust. The unallocated shares are considered outstanding for purposes of computing earnings per share. Dividends paid aggregated approximately $30 million in all years.

In November 1993, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants issued SOP 93-6, "Employers' Accounting for Employee Stock Ownership Plans." If adopted,
SOP 93-6 would significantly change the manner in which FPL Group recognizes compensation expense associated with the matching contributions to its thrift plans. Based on preliminary estimates, adoption of the standard would reduce net income by approximately $20 million but would increase earnings per share by $0.04 in 1994, since shares held by the Trust which have not yet been allocated to employees would not be considered outstanding for purposes of computing earnings per share. FPL Group is not required to adopt the accounting guidance in this pronouncement and is evaluating whether or not to adopt it.

Long-Term Incentive Plan - FPL Group has a long-term incentive plan under which an aggregate of 4 million shares may be awarded to officers and key employees of FPL Group and its subsidiaries. At December 31, 1993, 3,304,739 shares were available for future awards. Total compensation charged against earnings under the incentive plan, and the effect on earnings per share, were not material in any year. The changes in share awards under the incentive plan are as follows:


                                                                         Non-qualified
                                           Performance     Restricted        Option
                                             Shares          Stock           Shares

Balances, December 31, 1990                 178,418         13,900        365,651
Granted                                     196,729        110,344              -
Exercised at $29 3/8 - $37 1/4                    -              -       (153,625)
Paid                                        (45,158)             -              -
Forfeited                                   (57,008)             -        (52,229)
Balances, December 31, 1991                 272,981        124,244        159,797
Granted                                     106,516         60,950              -
Exercised at $30 7/8 - $35 3/4                    -              -        (71,814)
Paid/released                               (65,061)        (6,898)             -
Forfeited                                   (22,991)        (1,000)        (2,577)
Balances, December 31, 1992                 291,445        177,296         85,406
Granted                                      89,827              -              -
Exercised at $36 1/4 - $40 7/8                    -              -        (35,045)
Paid/released                               (87,169)        (6,903)             -
Forfeited                                   (14,044)        (4,070)          (285)
Balances, December 31, 1993                 280,059(1)     166,323(2)      50,076(3)


(1) Payment of performance shares is based on the market price of FPL Group's common stock when the related performance goal is achieved.
(2) Shares of restricted stock were issued at market value at the date of the grant.
(3) All outstanding options are exercisable at $30 7/8.

Stock appreciation rights in an equivalent amount have been granted in conjunction with the options referred to above. No awards of incentive stock options have been granted as of December 31, 1993.

Other - FPL Group has reserved 17 million shares of common stock for issuance under the Dividend Reinvestment and Common Share Purchase Plan and Employee Benefit Plans. At December 31, 1993, 9 million of the shares reserved for these plans had been issued. Each share of common stock has been granted a Preferred Share Purchase Right, which is exercisable in the event of certain attempted business combinations. The Rights will cause substantial dilution to a person or group attempting to acquire FPL Group on terms not approved by the FPL Group Board of Directors.

10.     Preferred Stock and Long-Term Debt

Preferred Stock (1)(2)

                                                                    December 31, 1993
                                                                    Shares     Redemption             December 31,
                                                                 Outstanding      Price           1993         1992
                                                                                (Thousands of Dollars)
Preferred stock of FPL without sinking fund requirements:
       Cumulative, No Par Value, authorized 10,000,000
       shares at December 31, 1993 and December 31, 1992
         $2.00 No Par Value, Series A (Involuntary Liquidation
           Value $25 Per Share)                                  5,000,000     $ 27.00          $125,000      $125,000
       Cumulative, $100 Par Value, authorized 15,822,500
         shares at December 31, 1993 and 17,842,000 shares
         at December 31, 1992
           4 1/2% Series                                           100,000      101.00            10,000        10,000
           4 1/2% Series A                                          50,000      101.00             5,000         5,000
           4 1/2% Series B                                          50,000      101.00             5,000         5,000
           4 1/2% Series C                                          62,500      103.00             6,250         6,250
           4.32% Series D                                           50,000      103.50             5,000         5,000
           4.35% Series E                                           50,000      102.00             5,000         5,000
           7.28% Series F                                          600,000      102.93            60,000        60,000
           7.40% Series G                                          400,000      102.53            40,000        40,000
           8.70% Series K                                                -           -                 -        75,000
           8.84% Series L                                                -           -                 -        50,000
           8.50% Series P                                                -           -                 -        35,000
           6.98% Series S                                          750,000           -(3)         75,000             -
           7.05% Series T                                          500,000           -(3)         50,000             -
           6.75% Series U                                          650,000           -(3)         65,000             -
Total preferred stock of FPL without sinking fund requirements   8,262,500                      $451,250      $421,250
Preferred stock of FPL with sinking fund requirements(4):
           10.08% Series J                                               -           -                 -      $  3,746
           8.70% Series M                                                -           -                 -        30,200
           11.32% Series O                                               -           -                 -         6,500
           6.84% Series Q (5)                                      485,000     $104.10           $48,500        48,500
           8.625% Series R (6)                                     500,000      108.63            50,000        50,000
         Total preferred stock with sinking fund requirements      985,000                        98,500       138,946
         Less current maturities                                    15,000                         1,500         8,796
Preferred stock with sinking fund requirements,
       excluding current maturities                                970,000                      $ 97,000      $130,150


(1) FPL Group's charter authorizes the issuance of 100 million shares of serial preferred stock, $.01 par value. None of these shares are outstanding.
(2) FPL's charter authorizes the issuance of 5 million shares of subordinated preferred stock, no par value. No shares of subordinated preferred stock are outstanding. In 1993, FPL issued 1,900,000 shares of $100 par value preferred stock. In 1992, FPL issued 5,000,000 shares of $2.00 No Par Value, Series A, preferred stock. There were no issuances of preferred stock in 1991.
(3) Not redeemable prior to 2003.
(4) Minimum annual sinking fund requirements on preferred stock are approximately $2 million for each of the years 1994 and 1995 and $4 million for each of the years 1996, 1997 and 1998. In the event that FPL should be in arrears on its sinking fund obligations, FPL may not pay dividends on common stock.
(5) Entitled to a sinking fund to retire a minimum of 15,000 shares and a maximum of 30,000 shares annually from 1994 through 2026 at $100 per share plus accrued dividends. FPL redeemed and retired 15,000 shares in 1992, satisfying the 1993 minimum annual sinking fund requirement.
(6) Entitled to a sinking fund to retire a minimum of 25,000 shares and a maximum of 50,000 shares annually from 1996 through 2015 at $100 per share plus accrued dividends.

Long-Term Debt (1)(2)

                                                                              December 31,
                                                                          1993          1992
                                                                        (Thousands of Dollars)

Florida Power & Light Company
      First Mortgage Bonds:
        Maturing through 2000 - 4 5/8% to 9 5/8%                      $  460,697    $  500,000
        Maturing 2001 through 2015 - 6 5/8% to 9 1/8%                    700,000       725,000
        Maturing 2016 through 2026 - 7% to 10 1/4%                     1,126,223     1,425,000          Medium-Term Notes:
          Maturing through 2000 - 4.85% to 9.5%                          280,300        30,000
          Maturing 2001 through 2015 - 5.79% to 9.4%                     155,725        90,000
          Maturing 2016 through 2022 - 8% to 9.45%                       148,700       193,700
        Pollution Control and Industrial Development Series:
          Maturing 2008 through 2027 - 6.10% to 11 3/8%                  412,565(3)    456,705
      Pollution Control, Solid Waste Disposal and Industrial
        Development Revenue Bonds:
          Maturing 2021 through 2027 - variable, 2.6%
            to 3.9% year-end interest rate                               200,315        77,625
      Installment Purchase and Security Contracts:
        Maturing 2004 through 2007 - 5.40% to 6.15%                       22,990        89,030
        Promissory Notes - 5% due 1993                                         -         1,750
        Unamortized discount - net                                       (44,450)      (32,656)
        Total long-term debt of FPL                                    3,463,065     3,556,154
        Less current maturities                                                -       151,750
        Long-term debt of FPL, excluding current maturities            3,463,065     3,404,404
FPL Group Capital Inc
      Debentures:
        Maturing 1997 - 6 1/2%                                           150,000       150,000
        Maturing 2013 - 7 5/8%                                           125,000             -
        Maturing 2017 - 8 7/8% and 10 1/8%                               150,000       250,000
      Bank loans - 3.7% to 4.2% in 1993 and 4.0% to 4.2%
        in 1992 due December 1994                                        125,000       125,000
      Other long-term debt - 7.0% to 9.9% due various dates to 2013       16,399        35,288
      Unamortized discount                                                (2,302)       (1,138)
      Total long-term debt of FPL Group Capital                          564,097       559,150
      Less current maturities                                            278,179         3,458
      Long-term debt of FPL Group Capital,
        excluding current maturities                                     285,918       555,692
      Total long-term debt                                            $3,748,983    $3,960,096


(1) Minimum annual maturities and sinking fund requirements of long-term debt are approximately $278 million for 1994, $82 million for 1995, $101 million for 1996, $151 million for 1997 and $181 million for 1998.
(2) Available lines of credit aggregated approximately $950 million at December 31, 1993, all of which were based on firm commitments.
(3) Excludes approximately $46 million principal amount of bonds removed from the balance sheet in December 1993 as a result of an in-substance defeasance. Such bonds were redeemed in January 1994 with funds previously placed in an irrevocable trust.

11.   Fair Value of Financial Instruments

The following estimates of the fair value of financial instruments have been made using available market information and other valuation methodologies. However, the use of different market assumptions or methods of valuation could result in different estimated fair values.


                                                            December 31,
                                                1993                           1992
                                    Carrying       Estimated         Carrying      Estimated
                                     Amount       Fair Value(1)        Amount     Fair Value(1)
                                                        (Thousands of Dollars)

Utility special use funds          $   378,774    $   403,841        $  318,798   $  331,877
Marketable securities              $   171,988    $   171,988        $   75,437   $   75,437
Other investment securities        $    82,045    $    82,045        $   62,952   $   62,952
Preferred stock with
  sinking fund requirements (2)    $    98,500    $   104,463        $  138,946   $  144,148
Long-term debt (2)                 $ 4,027,162    $ 4,200,802        $4,115,304   $4,285,080


(1)     Based on quoted market prices for these or similar issues.
(2)     Includes current maturities.

12.     Commitments and Contingencies

Capital Commitments - FPL has made certain commitments in connection with its projected capital expenditures. These expenditures, for the construction or acquisition of additional facilities and equipment to meet customer demand, are estimated to be $3.7 billion, including AFUDC, for the years 1994 through 1998.

FPL Group Capital and ESI Energy, Inc. (ESI), have committed to invest $3 million in, and lend approximately $4 million to, partnerships and joint ventures entered into through ESI, all of which are expected to be funded in 1994. Additionally, FPL Group Capital and its subsidiaries, primarily ESI, have guaranteed up to approximately $89 million of lease obligations, debt service payments and other payments subject to certain contingencies.

FPL Group, through a consolidated limited partnership, has entered into forward commitments at December 31, 1993 to purchase $100 million of mortgage-backed securities on various dates through February 1994 at specified prices. The market value of these securities totaled $100 million at December 31, 1993. Additionally, the partnership had entered into forward commitments to sell short $87 million of U.S. Treasury Notes on various dates in January 1994 at specified prices. At December 31, 1993, the market value of those securities totaled $89 million.

Insurance - Liability for accidents at nuclear power plants is governed by the Price-Anderson Act, which limits the liability of nuclear reactor owners to the amount of the insurance available from private sources and under an industry retrospective payment plan. In accordance with this Act, FPL maintains $200 million of private liability insurance, which is the maximum obtainable, and participates in a secondary financial protection system under which it is subject to retrospective assessments of up to $317 million per incident at any nuclear utility reactor in the United States, payable at a rate not to exceed $40 million per incident per year.

FPL participates in insurance pools and other arrangements that provide $2.75 billion of limited insurance coverage for property damage, decontamination and premature decommissioning risks at its nuclear plants. The proceeds from such insurance, however, must first be used for reactor stabilization and site decontamination before they can be used for plant repair. FPL also participates in an insurance program that provides limited coverage for replacement power costs if a plant is out of service because of an accident. In the event of an accident at one of FPL's or another participating insured's nuclear plant, FPL could be assessed up to $58 million in retrospective premiums, and in the event of a subsequent accident at such nuclear plants during the policy period, the maximum assessment is $72 million under the programs in effect at December 31, 1993. This contingent liability would be partially offset by a portion of FPL's storm and property insurance reserve (storm fund), which totaled $82 million at that date.

In the event of a catastrophic loss at one of FPL's nuclear plants, the amount of insurance available may not be adequate to cover property damage and other expenses incurred. Uninsured losses, to the extent not recovered through rates, would be borne by FPL and could have a material adverse effect on FPL Group's and FPL's financial condition.

In 1993, FPL replaced its transmission and distribution (T&D) property insurance coverage with a self-insurance program due to the high cost and limited coverage available from third-party insurers. Costs incurred under the self-insurance program will be charged against FPL's storm fund. Recovery of any losses in excess of the storm fund from ratepayers will require the approval of the FPSC. FPL's available lines of credit include $300 million to provide additional liquidity in the event of a T&D property loss.

Contracts - FPL has take-or-pay contracts with the Jacksonville Electric Authority (JEA) for 374 megawatts (mw) through 2023 and with the subsidiaries of the Southern Company to purchase 1,406 mw of power through May 1994, and declining amounts thereafter through mid-2010. FPL also has various firm pay-for-performance contracts to purchase 1,031 mw from certain cogenerators and small power producers (qualifying facilities) with expiration dates ranging from 2002 through 2026. These contracts provide for capacity and energy payments. Capacity payments for the pay-for-performance contracts are subject to the qualifying facilities meeting certain contract obligations. Energy payments are based on the actual power taken under these contracts.

The required capacity payments through 1998 under these contracts are estimated to be as follows:


                                         1994    1995   1996    1997   1998
                                                       (In Millions)
JEA. . . . . . . . . . . . . . . . . .   $ 80    $ 80   $ 80    $ 80   $ 80
Southern Company . . . . . . . . . . .    200     150    140     140    140
Qualifying Facilities. . . . . . . . .    140     160    310     340    350


FPL's capacity and energy charges under these contracts for 1993, 1992 and 1991 were as follows:


                                    1993 Charges           1992 Charges           1991 Charges
                                 Capacity  Energy(3)    Capacity  Energy(3)   Capacity  Energy(3)
                                                           (In Millions)

JEA. . . . . . . . . . . . . .   $ 85(1)   $ 51         $ 85(1)   $ 48        $ 82(4)   $ 53
Southern Company . . . . . . .    268(2)    183          377(2)    283         389(2)    311
Qualifying Facilities. . . . .     60(2)    40            44(2)     40           5(2)     36


(1) Recovered through base rates and the capacity cost recovery clause (capacity clause).
(2) Recovered through the capacity clause.
(3) Recovered through the fuel and purchased power cost recovery clause.
(4) Recoverable through base rates.

FPL has take-or-pay contracts for the supply and transportation of natural gas under which it is required to make payments estimated to be $280 million for 1994, $380 million for 1995 and $390 million for each of the years 1996, 1997 and 1998. Total payments made under these contracts were $270 million, $269 million and $221 million for 1993, 1992 and 1991, respectively.

Litigation - Union Carbide Corporation sued FPL and Florida Power Corporation alleging that, through a territorial agreement approved by the FPSC, they conspired to eliminate competition in violation of federal antitrust laws. Praxair, Inc., an entity that was formerly a unit of Union Carbide, has been substituted as the plaintiff. The suit seeks treble damages of an unspecified amount based on alleged higher prices paid for electricity and product sales lost. Cross motions for summary judgement were denied. Both parties are appealing the denials.

A suit brought by the partners in a cogeneration project located in Dade County, Florida, alleges that FPL Group, FPL and ESI have engaged in anti-competitive conduct intended to eliminate competition from cogenerators generally, and from their facility in particular, in violation of federal antitrust laws and have wrongfully interfered with the cogeneration project's contractual relationship with Metropolitan Dade County. The suit seeks damages in excess of $100 million, before trebling under antitrust law, plus other unspecified compensatory and punitive damages. A motion for summary judgment by FPL Group, FPL and ESI has been denied.

A former cable installation contractor for Telesat Cablevision, Inc. (an indirect subsidiary of FPL Group) has sued FPL Group, FPL Group Capital and Telesat for breach of contract, fraud and violation of racketeering statutes. The suit seeks compensatory damages in excess of $24 million, treble damages under racketeering activity statutes, punitive damages and attorneys' fees, as well as the revocation of Telesat's corporate charter and cable television franchises.

FPL Group believes that it and its subsidiaries have meritorious defenses to all of the litigation described above and is vigorously defending these suits. Accordingly, the liabilities, if any, arising from this litigation are not anticipated to have a material adverse effect on FPL Group's financial statements.

13.     Quarterly Data (Unaudited)

Condensed consolidated quarterly financial information for 1993 and 1992 is as follows:


                                        March 31 (1)          June 30 (1)     September 30 (1)      ecember 31 (1)
                                                          (In thousands, except per share amounts)

              1993
Operating revenues                    $      1,132,376    $      1,349,866    $     1,602,685      $      1,231,367
Operating income                      $        205,925    $        235,606    $       294,853(2)   $        237,574
Net income                            $         91,950    $        110,546    $       140,522(2)   $         85,731
Earnings per share of common stock    $           0.50    $           0.60    $          0.75(2)   $           0.45
Dividends per share of common stock   $           0.61    $           0.62    $          0.62      $           0.62
High-low trading prices               $39 5/8 - 36 1/8    $38 5/8 - 36 1/2    $   41 - 37 5/8      $40 3/8 - 35 1/2

              1992
Operating revenues                    $      1,093,369    $      1,261,982    $      1,569,153     $      1,268,823
Operating income                      $        193,470    $        237,263    $        381,816     $        221,225
Net income                            $         74,405    $        103,491    $        187,773     $        101,280
Earnings per share of common stock    $           0.43    $           0.60    $           1.05     $           0.56
Dividends per share of common stock   $           0.60    $           0.61    $           0.61     $           0.61
High-low trading prices               $    37 - 32 7/8    $        36 - 32    $38 3/8 - 34 7/8     $37 3/8 - 34 1/2


(1) In the opinion of FPL Group, all adjustments, which consist of normal recurring accruals necessary to present a fair statement of such amounts for such periods, have been made. Results of operations for an interim period may not give a true indication of results for the calendar year.
(2) Charge resulting from cost reduction program reduced operating income by $138 million, net income by $85 million and earnings per share by $0.45.
    See Note 4.

          INDEPENDENT AUDITORS' REPORT



FPL GROUP, INC.:

We have audited the consolidated balance sheets of FPL Group, Inc. and its subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of FPL Group, Inc. and its subsidiaries at December 31, 1993 and 1992 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.

As discussed in Notes 2 and 3 to the consolidated financial statements, FPL Group, Inc. and its subsidiaries changed their method of accounting for income taxes and postretirement benefits other than pensions effective January 1, 1993.



DELOITTE & TOUCHE
Certified Public Accountants

Miami, Florida
February 11, 1994

                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                   FPL GROUP CAPITAL INC
                                   (Registrant)





Date:  March 21, 1994                           PAUL J. EVANSON
                                                Paul J. Evanson
                                   Vice President and Chief Financial Officer
                                   (Principal Financial Officer and Director)